Exhibit 99.1

SUBSCRIPTION AGREEMENT

Fortune Vacation Travel Ltd.
21-2-6-1 Jin Hai Hua
Yuan Dong Yuan
XiGangQu, DaLian
LiaoNing, China 116001

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Fortune Vacation Travel Ltd. (the “Company”) at a price of $0.05 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Ms. Zhihua Zhang solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Ms. Zhang.

MAKE CHECK PAYABLE TO: FORTUNE VACATION TRAVEL LTD.

Executed this _____ day of ___________________, 2010.

______________________________________	______________________________________

______________________________________	Signature of Purchaser

______________________________________
Address of Purchaser

______________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________________________________________	X $0.05	___________	=	US$___________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: _________	Check #: ___________		Other: _______________

FORTUNE VACATION TRAVEL LTD.

By:	________________________________________

Title:	________________________________________